Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Medical Action Industries Inc. (the “Company”) for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Paul D. Meringolo, Chief Executive Officer, Chairman of the Board and President and Richard G. Satin, Principal Financial Officer, Vice President of Operations and General Counsel of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul D. Meringolo	/s/ Richard G. Satin
Chief Executive Officer, Chairman of the Board and President	Principal Financial Officer, Vice President of Operations and General Counsel

Date: August 4, 2004	Date: August 4, 2004